EIGHTH AMENDMENT TO MASTER WHOLE-LOAN PURCHASE AGREEMENT


     This DOCUMENT is entered into as of August 31, 1998, between FIRST PREFERENCE MORTGAGE CORP., a Texas Corporation ("Seller"), and BANK ONE, TEXAS, N.A., a national banking association ("Buyer").

     Seller and Buyer are party to the Master Whole-Loan Purchase Agreement (as it may have been renewed, extended, and amended through the date of this document, the ("Purchase Agreement") dated as of March 27, 1996. Seller and Buyer have agreed, upon the following terms an conditions, to reduce the Yield applicable to the Total-Purchase Price repayable to Buyer, and to increase the commitment fee payable to Buyer on the unused portion of the Purchase Commitment. Accordingly, for adequate and sufficient consideration, Seller and Buyer agree as follows:

     1.   TERMS AND REFERENCES.  Unless otherwise stated in this document
(a) terms defined in the Purchase Agreement have the same meanings when used in this document and (b) references to "Sections,"
"Schedules," and "Exhibits" are to the Purchase Agreement's sections, schedules, and exhibits.

     2. AMENDMENT. The following definition in Section 1.1 of the Purchase Agreement is entirely amended as follows:

          (A) Section 1.1 is amended by entirely amending the following definitions in that section:

               Adjusted-Fed-Funds-Rate means, at any time, an annual interest rate equal to the sum of the Fed-Funds Rate plus (a) 1.25% for Purchases of Gestation Loans, and (b) 2.00% for other Purchases.

               Covered Rate means an annual interest rate that is (a) 1.25% for Purchases of Gestation Loans and (b) 2.00% for other Purchases.

               Gestation Sublimit means, at any time, 25% of the Purchase Commitment.

               Jumbo Sublimit, at any time and except as otherwise approved by Buyer in writing, means (a) for all Jumbo Loans, 20% of the Purchase Commitment, and (b) for any Jumbo Loan in excess of $500,000, only the first $500,000.

               Stated-Termination Date means August 30, 1999.

               Wet Sublimit means (a) at any time during the first three and last five Business Days of a Calendar Month, 35% of the Purchase Commitment, and (b) at any other time, 30% of the Purchase Commitment.


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          (B)  The second bullet point in Section 3.7(b) is entirely amended as follows:

                    0.15% of the amount during the fee-calculation period that the daily-average Total-Purchase Price is less than 50% of the daily-average Purchase Commitment.


     3. CONDITIONS PRECEDENT. Notwithstanding any contrary provision, the foregoing paragraphs in this document are not effective unless and until (a) the representations and warranties in this document are true and correct and (b) Buyer receives counterparts of this document executed by each party named on the signature page or pages of this document.

     4. RATIFICATIONS. To induce Buyer to enter into this document, Seller (a) ratifies and confirms all provisions of the Purchase Documents as amended by this document, (b) ratifies and confirms that all guaranties, assurances, and Liens granted, conveyed, or assigned to Buyer under the Purchase Documents (as they have been renewed, extended, and amended) are not released, reduced, or otherwise adversely affected by this document and continue to guarantee, assure, and secure full payment and performance of the present and future Obligation, and (c) agrees to perform those acts and duly authorize, execute, acknowledge, deliver, file, and record those additional documents, and certificates as Buyer may request in order to create, perfect, preserve, and protect those guaranties, assurances, and Liens, including, without limitation, filing a UCC-3 termination statement with the Secretary of State of the State of Texas on or before September 20, 1998, terminating Financing Statement No. 95-0089157 filed on May 5, 1995, by Pacific Southwest Bank, as secured party, and Seller, as debtor.


     5. REPRESENTATIONS. To induce Buyer to enter into this document, Seller represents and warrants to Buyer that as of the date of this document (a) Seller has all requisite authority and power to execute, deliver, perform its obligations under this document, which execution, delivery, and performance have been duly authorized by all necessary corporate action, require no action by or filing with any Tribunal, do not violate any of its articles of incorporation, certificate of incorporation, or bylaws or (except where not a Material-Adverse
Event) violate any Law applicable to it or any material agreement to which it of its assets are bound, (b) upon execution and delivery by all parties to it, this document will constitute Seller's legal and binding obligation, enforceable against it in accordance with this document's terms except as that enforceability may be limited by Debtor Laws and general principles of equity, (c) all other representations and warranties in the Purchase Documents are true and correct in all material respects except to the extent that (i) any of them speak to a different specific date or (ii) the facts on which any of them were based have been changed by transactions contemplated or permitted by the Purchase Agreement, and (d) no Material-Adverse
Event, Default or Potential Default exists.

     6. EXPENSES. Seller shall pay all costs, fees, and expenses paid or incurred by Buyer incident to this document, including, without


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limitation, the reasonable fees and expenses of Buyer's counsel in connection with the negotiation, preparation, delivery, and execution of this document and any related documents.

     7. MISCELLANEOUS. All references in the Purchase Documents to the "Master Whole-Loan Purchase Agreement" refer to the Purchase Agreement as amended by this document. This document is a "Purchase Document" referred to in the Purchase Agreement; therefore, the provisions relating to Purchase Documents in Sections 1 and 11 are incorporated in this document by reference. Except as specifically amended and modified in this document, the Purchase Agreement is unchanged and continues in full force and effect. This document may be executed in any number of counterparts with the same effect as if all signatories had signed the same document. All counterparts must be construed together to constitute one and the same instrument. This document binds and inures to each of the undersigned and their respective successors and permitted assigns, subject to Section 11.12. THIS DOCUMENT AND THE OTHER PURCHASE DOCUMENTS REPRESENT THE FINAL
AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE
OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY THE
PARTIES,  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.


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                    SIGNATURE PAGE FOLLOWS.]




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      EXECUTED as of the date first stated above.

 FIRST PREFERENCE MORTGAGE CORP.,           BANK ONE, TEXAS, N.A.,
 As Seller                                  As Buyer


 By   ___________________________       By ___________________________
      Name ______________________          Name ______________________
      Title______________________          Title ______________________